CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-294817 on Form S-6 of our report dated May 20, 2026, relating to the financial statement of FT 12946, comprising ETF Growth and Income May '26 (ETF Growth and Income Portfolio, May 2026 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 20, 2026